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                                                                   EXHIBIT 23.14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement and Prospectus of Patriot American Hospitality, Inc. and Wyndham Hotel Corporation and Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 17, 1997, except for
Note 7 as to which the date is November 25, 1997 on our audit of the financial statements of Royal Palace hotel Associates.

                                    /s/ COOPERS & LYBRAND L.L.P.

Tampa, Florida
January 7, 1998